UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report:	March 18, 2008
(Date of earliest event reported):	January 15, 2008

FULTON FINANCIAL CORPORATION

(Exact name of Registrant as specified in its Charter)

Pennsylvania	0-10587	23-2195389
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

P.O. Box 4887, One Penn Square Lancaster, Pennsylvania	17604
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	717-291-2411
Former name or former address, if changed since last Report:	N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement to communications pursuant to Rule 13e-4(c) under the Exchange Act

Explanatory Note

This Current Report on Form 8-K/A amends and supplements Item 5.02 of the Current Report on Form 8-K filed by Fulton Financial Corporation (“Fulton”) on January 18, 2008, to include additional information regarding the committee assignment of a newly elected director, Dana A. Chryst.

Item 5.02: Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At a regular meeting on January 15, 2008, Fulton’s Board of Directors elected Dana A. Chryst to serve as a director of Fulton effective March 17, 2008. Ms. Chryst will hold office for a term expiring at the Fulton annual meeting of shareholders on April 25, 2008, and until her successor is elected and qualified. She will stand for election by shareholders for a two-year term at the annual meeting.

Ms. Chryst, age 48, of Lancaster, Pennsylvania, has been a director of Fulton Bank since 2003 and is the Chief Executive Officer and owner of The Jay Group, a marketing fulfillment company based in Lancaster, Pennsylvania.

There are no arrangements or understandings between Ms. Chryst and any other persons or entities pursuant to which Ms Chryst was selected as a director. In connection with her election, Ms. Chryst will receive Fulton’s standard non-employee director compensation.

On March 17, 2008, Fulton’s Board of Directors took action with respect to Ms. Chryst’s committee assignment and elected Ms. Chryst’s to serve on Fulton’s Trust Committee.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 18, 2008	FULTON FINANCIAL CORPORATION By: /s/ Charles J. Nugent Charles J. Nugent Senior Executive Vice President and Chief Financial Officer

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